UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 9, 2019

NV5 GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)
(954) 495-2112
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEE	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃣

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃣

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2019, NV5 Global, Inc. (the “Company”) and Edward Codispoti entered into an employment agreement governing his service as the Company’s Chief Financial Officer effective June 6, 2019.

Mr. Codispoti’s employment agreement provides an annual base salary of $310,000 and he is eligible to participate in the Company’s discretionary performance bonus plan under the Company’s 2011 Equity Incentive Plan, up to 100% of his annual base salary, which in the case of 2019 will be pro-rated. In addition, Mr. Codispoti is entitled to receive reimbursement of all reasonable and necessary expenses incurred in connection with the Company’s business. In the event Mr. Codispoti is terminated without Cause (as defined), the Company is obligated to pay Mr. Codispoti severance equal to his then-current base salary during the twelve month period following such termination, during which time Mr. Codispoti will remain obligated under the non-competition provisions of the employment agreement. Mr. Codispoti and the Company are also parties to a standard indemnification agreement regarding his service as an officer of the Company.

Pursuant to Amendment No. 1 to Mr. Codispoti’s employment agreement (also entered into on July 8, 2019 and effective June 6, 2019), in the event of a Change in Control (as defined below), during the term of Mr. Codispoti’s employment following which Mr. Codispoti’s employment is terminated, the Company is obligated to pay him a single lump sum payment, within 30 days of the termination of employment, equal to Mr. Codispoti’s annual base salary for one year, plus his accrued performance bonus and any unused vacation pay. Further, if a Change in Control occurs during Mr. Codispoti’s employment, then his equity awards, if any, shall immediately vest, notwithstanding any other provision in such any equity award agreement to the contrary. A “Change in Control” means approval by the Company’s stockholders of (1)(a) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were stockholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such transaction, (b) the Company’s liquidation or dissolution, or (c) the sale of all or substantially all of the Company’s assets (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or (2) the acquisition in a transaction or series or transactions by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 50% of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (a “Controlling Interest”), excluding any acquisitions by (a) the Company or its subsidiaries, (b) any person, entity or “group” that as of the date of the amendments to the employment agreements owns beneficial ownership of a Controlling Interest, or (c) any employee benefit plan of the Company or its subsidiaries.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of June 6, 2019 between the Company and Edward Codispoti

10.2	Amendment No. 1 to Employment Agreement dated as of June 6, 2019 between the Company and Edward Codispoti

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2019

NV5 GLOBAL, INC.

By: /s/ Richard Tong Name: Richard Tong Title: Executive Vice President and General Counsel

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